Exhibit 99.1

Editorial Contacts:	Investor Relations Contact:
Fred Minturn, CFO
pr@msxi.com	fminturn@msxi.com
(248) 829-6263	(248) 829-6416
MSX INTERNATIONAL PRICES $205 MILLION OF SECURED SENIOR NOTES
     WARREN, Mich., Mar. 26, 2007 — MSX International, Inc. (MSXI), a leading provider of outsourced business solutions and services to the global automotive marketplace, today announced that it has priced $205 million aggregate principal amount of senior secured notes due 2012. The Company will use the net proceeds of the offering, together with cash on hand, to repay its outstanding senior notes due 2007 and senior subordinated notes due 2008. The offering of the notes is expected to close on or about March 30, 2007.
     The notes are being issued as units by certain of its subsidiaries in France, Germany and the United Kingdom and will be guaranteed on a senior secured basis by the Company and each of its existing and future domestic subsidiaries, by each issuer, and by certain subsidiaries in the United Kingdom. The annual interest rate on the notes will be 12 1/2 percent.
     “This transaction significantly strengthens our balance sheet, and allows us to build on the solid financial performance that we delivered last year,” said Peter M. Leger, President and chief executive officer of MSXI. “Eliminating our short-term debt maturities also provides us with the financial flexibility to achieve our long-term growth objectives.”
     The notes will be offered and sold in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The offering of the notes, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers, and outside the United States to non-U.S. investors (as defined for purposes of Regulation S). The notes and related guarantees will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

MSX International Prices $205 Million of Secured Senior Notes	2
     This announcement is for informational purposes only and shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of the notes or related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption there from.
About MSX International
     MSX International Inc. is a leading global provider of outsourced integrated business solutions, focused primarily on warranty management, dealer process improvement, and human capital solutions to automotive and truck OEMs, dealer, suppliers and other aftermarket service providers. The company leverages it more than 70 years of industry experience to provide blue-chip companies worldwide with solutions that enable them to enhance operational effectiveness and efficiencies, improve quality, reduce costs and generate revenue opportunities.
     The company is headquartered in Warren, Mich., and has annual revenues of approximately $360 million. MSX has over 3,600 automotive experts in 18 countries, including its European headquarters in Cologne, Germany. To learn more, visit www.msxi.com.
Safe Harbor
     Certain of the statements made in this Press Release, which include but are not limited to those concerning the offering of notes, contain forward-looking statements that are based on management’s current expectations, estimates, projections and assumptions. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain significant risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in the forward-looking statements due to a variety of factors, many of which are beyond the control of management, including without limitation. our substantial indebtedness and future liquidity; our reliance on the automotive industry and major customers in such industry, including without limitation the timing of such customers’ product development and other initiatives, and the value of our associated accounts receivable from them; the market demand for our business services in general; our ability to recruit and place qualified personnel; delays or unexpected costs associated with cost reduction efforts; risks associated with operating internationally, including economic, political and currency risks; risks associated with material weaknesses we have identified in our internal controls over financial reporting and the potential adverse affect of those weaknesses on our business if such weaknesses are not adequately addressed; and that the offering is subject to customary closing conditions. Additional information concerning these and other factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. MSX International, Inc. disclaims any intent or obligation to update such statements.
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